                                                                   EXHIBIT 99.02

FOR IMMEDIATE RELEASE

Contact            For Investors                        For Media
-------            -------------                        ---------
                   Ken Goldman                          Matt Wolfrom
                   Senior Vice President                @Home Network
                   and Chief Financial Officer          650/569-5195

                                  650/569-6060

  AT HOME CORPORATION AND EXCITE, INC. RECEIVE GOVERNMENT CLEARANCES FOR MERGER

                   Subscriber Base Grows to More Than 460,000

                 @Home Revenue Increased 30% Over Prior Quarter

REDWOOD CITY, Calif., April 28, 1999 -- @Home Network (Nasdaq:ATHM) and Excite, Inc. (Nasdaq:XCIT) today announced that the two companies have received antitrust clearance for their proposed merger from the Department of Justice and the Federal Trade Commission. In addition, the registration statement for the merger has been declared effective by the Securities and Exchange Commission.

The merger, which was announced on January 19, 1999, is expected to be completed immediately following approval of both Excite's and @Home Network's stockholders. The meetings of the stockholders of @Home Network and Excite will both take place on May 28, 1999.

The @Home Network stockholders also will be asked to approve a two-for-one split of the Company's common stock for which the record date is June 2, 1999.

@HOME NETWORK

Based in Redwood City, California, @Home Network (Nasdaq: ATHM) distributes high-speed Internet and Web services to residences and businesses using its own network architecture and a variety of transport options including the cable industry's hybrid-fiber coaxial infrastructure. The cable connection provides users significant increases in speed over conventional Internet services and open access to the Internet. Leveraging the "always on" attributes of cable, @Home allows for unique multimedia applications that go beyond current Web experiences. Individuals seeking additional information about availability and subscription can refer to the @Home Network Web site. Since its founding in 1995, @Home Network has reached affiliate agreements with 21 leading cable companies worldwide, including AT&T Broadband and Internet Services, Bresnan Communications Company, Cablevision Systems Corp., CasTel N.V., Century Communications, Charter Communications, Cogeco Cable Inc., Comcast Corporation, Cox Communications, Garden State Cable, Insight Communications, InterMedia Partners, Jones Intercable, Jupiter Telecommunications, Lenfest Communications, Midcontinent Cable Co., Palet Kabelcom, Prime Cable, Rogers Cablesystems Limited, Shaw Communications, and Videon CableSystems, Inc.

EXCITE, INC.

Excite, Inc. is a global Internet media company that attracts over 15 million unique consumers monthly to its flagship portal services, excite.com and webcrawler.com, and specializes in the delivery of highly targeted marketing solutions through its subsidiary MatchLogic, Inc. One of the best known brands on the Internet, the Excite brand is now recognized by more than 50 million Americans. Excite offers localized services in ten countries and personalization in four; the company has joint ventures with Itochu for Excite Japan, Liberty One for Excite Australia, Telecom Italia for Excite Italy, Retevision for ExciteRetevision Espana and British Telecom for Excite UK. Excite, Inc., founded in 1994, is based in Redwood City, Calif.

                                      ###



The logo, @Home and @Home Network are trademarks of At Home Corporation and may be registered in certain jurisdictions. All other brands and product names are trademarks of their respective owners.

This press release contains forward-looking information within the meaning of
Section 27A of the securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by those sections. These forward-looking statements include statements related to the completion of the merger of @Home Network and Excite, Inc. and stockholder approval of @Home Network's two-for-one stock split. The matters discussed in this press release also involve risks and uncertainties described from time to time in @Home Network's and Excite's filings with the Securities and Exchange Commission. In particular, see the risk factors described in the @Home Network's Form S-4 filed on April 28, 1999. Neither Excite nor @Home Network assume any obligation to update the forward-looking information contained in this press release.



                                      -2-